Exhibit (c)(11)

 July 5, 2022  Sisecam Chemicals Resources LLC  Discussion Materials

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 Table of Contents  Discussion Materials  Executive Summary  MLP Market Update  SIRE Situation Overview  SIRE Take Private Analysis  Take Private Process Overview Appendix  1  5  8  12  16  19

 Executive Summary

 MLP Market Backdrop  MLPs across all sectors continue to struggle to attract new public investors and have experienced negative fund flows, resulting in very limited access to equity capital  Small, low float MLPs have been more negatively impacted given lack of scale, trading liquidity and poor institutional interest  Even in the context of solid underlying business fundamentals and reasonably high payout ratios, MLPs broadly have experienced increasingly high dividend yields. Consequently, several sponsors have opted to execute simplification transactions or take their partnerships private  There have been 29 MLP take privates since the beginning of 2018, with very few sponsored MLPs currently remaining  BofA believes a take private of SIRE may be the best path forward for SCR for the following key reasons:  SIRE is an expensive source of capital – With its ~11% distribution yield, SIRE no longer serves the MLP’s original purpose of providing a low cost source of capital  SIRE does not provide access to capital and likely will not in the future – There is no clear catalyst to restore access to MLP capital markets as investor sentiment has permanently shifted away from the MLP model. Additionally, SIRE will struggle to attract MLP investors with its average daily trading value of $290,000, de minimus trading activity, and lack of research analyst coverage  Opportunity to retain cash flows – SIRE costs SCR ~$11MM of cash flow per year through distributions to public unitholders and public company costs, which could otherwise be reinvested into the business  Opportunity to simplify structure – A take private allows SCR to reduce management burden, simplify organizational structure, eliminate public company expenses and increase flexibility to execute desired strategy  1  BofA Securities, Inc. (“BofA”) appreciates the opportunity to meet with Sisecam Chemicals Resources LLC (“SCR”) to discuss our views on a potential take  private of Sisecam Resources LP (“SIRE”)  Executive Summary  Introduction

 Process Considerations  If SCR makes an offer to SIRE, SIRE will likely form a conflicts committee of independent directors which, with the advice of its financial and legal advisors, will negotiate the terms of the transaction on behalf of the unaffiliated unitholders  Negotiations in precedent transactions have typically lasted from a few weeks to several months  A unitholder consent will be required; however, since SCR controls a majority of the common units of SIRE, it can approve the transaction alone  An initial proposal at a 0% premium to current trading levels would be consistent with recent precedent MLP buy-in proposals  Subject to any unforeseen market or macro disruption and/or moves following announcement of an initial offer, precedent  transactions would imply that the final negotiated premium would likely be in the low to high-teens range  2  Introduction  Executive Summary (Cont’d)

 3  A take private of SIRE could be the best alternative for all stakeholders  Benefits  SCR  SIRE  Considerations  Free cash flow at SIRE must no longer be distributed and instead can be reinvested in the operating entity  Reduced public company costs (board, filing, audit, investor relations, etc.)  Simplified organizational structure  Greater flexibility to control and execute strategy  Reduced management burden  Lower cost of capital  ? May not have benefit of MLP structure if MLP market improves dramatically in the future (not likely)  Unitholders may receive a premium; whereas sales in the open market will likely create downward pressure  Efficient monetization of their interest without being exposed to downside and suffering from poor trading liquidity  ? Potential tax burden to certain unitholders  ? Will not enjoy possible future upside in the business  Introduction  Transaction Rationale

Introduction
Overview of Key Considerations

The following discuss how best to execute a take private of SIRE

Consideration	Description
Precedent Transactions	▪ While third-party M&A transactions typically require a control premium, affiliate take private transactions where a small minority exits the investment typically require lower premiums; since 2015 mean and median premiums of MLP take private transactions have been 12.5% and 10.7%, respectively
Conflicts Committee Process	▪ If SCR were to make an offer to the SIRE board to purchase the SIRE public units, SIRE's Board would form a Conflicts Committee to review the transaction on behalf of unaffiliated unitholders ▪ Conflicts Committee will hire independent financial and legal advisors
Approach Dynamics	▪ Requires evaluation of the merits and considerations of a public versus private approach to SIRE Board ▪ If a private approach is made, SIRE's Conflicts Committee may still elect to disclose the offer publicly ▪ Absent a leak, a private negotiation with the conflicts committee should not cause a run-up on the "undisturbed" SIRE unit price and avoids the risk of a public deal failure if an agreement is not reached – Of the 20 most recent MLP take privates about half have used a public approach ▪ However, SCR's partners will be required to update their 13Ds which will signal a potential transaction to the market even without a formal public announcement – Thus a private approach is not feasible in this situation – Given the need to file amended 13D's, SIRE will likely decide to issue a press release upon receipt of the offer
Timeline	▪ The overall process timeline can range from ~14 weeks to a number of months depending on the execution strategy and length of negotiations with the Conflicts Committee
Voting Dynamics	▪ Per the SIRE partnership agreement, a take private can be consummated by a Unit Majority (i.e., a majority of the common units outstanding); SCR currently controls a majority of the units ▪ The Conflicts Committee may try to negotiate for a "majority of the minority" vote, which would require the approval of a majority of common units by written consent held by unitholders unaffiliated with SCR – This has not occurred in any of the last 19 transactions
Execution Method	▪ Requires evaluation of the merits and considerations of negotiating a merger or executing a tender offer ▪ Even with a tender offer, legal advisors will likely suggest seeking Conflicts Committee approval

4

 MLP Market Update

 MLP Market Update  Capital Raising in the Midstream / MLP Sector Continues to be Challenged  5  Source: Dealogic, Factset and Private Raise.  MLPs still have minimal access to third-party equity capital even though AMZ is back above pre-Covid levels  882  1,846  2,690  3,706  5,909  7,276  3,104  1,501  1,616  5,686  12,393  11,986  12,403  10,468  8,965  4,339  1,262  323  620  421  910  517  1,677  5,022  5,714  6,417  2,350  234  138  2,124  748  961  4,931  2,679  2,670  4,901  3,922  898  1,504  17  2,146   114   504  2,393  906  1,123  42995269  541726  1,449  357  5,917  6,792  9,297  8,219  4,003  635785  13325  0  525  1,802  440  1,785  4,484  2,843  1,134  2,425  413  6,264  7,849  16,075  18,088  24,037  140  34,854  33,073  25,938  20,329  14,011  3,485  3,005  1,046  1,199  302  0  10,000  20,000  30,000  40,000  2008  2009  2010  2011  2012  2013  2014  2015  2016  2017  2018  2019  2020  2021  2022  IPO  Overnight  Marketed  Block  PIPE  ATM  PP Conv. Pref.  0  100  200  300  400  500  600  MLP Equity Issuance ($mm)  AMZ  AMZ Price ($)  IPO  14.1%  0.0%  11.5%  14.9%  15.4%  17.0%  22.0%  12.0%  1.6%  10.7%  0.0%  0.0%  0.0%  0.0%  0.0%  Overnight  25.8%  72.4%  77.1%  66.3%  51.6%  30.0%  27.1%  16.7%  6.2%  4.4%  12.1%  0.0%  8.5%  75.9%  0.0%  Marketed  33.9%  27.3%  3.2%  9.3%  20.9%  16.4%  19.4%  9.1%  1.2%  0.0%  0.0%  4.5%  91.5%  0.0%  100.0%  Block  2.2%  0.0%  0.2%  4.1%  4.0%  14.1%  8.1%  10.3%  24.1%  28.0%  25.8%  0.0%  0.0%  24.1%  0.0%  PIPE  24.0%  0.2%  1.7%  2.6%  1.5%  0.3%  1.5%  9.2%  4.5%  8.0%  10.8%  13.7%  0.0%  0.0%  0.0%  ATM  0.0%  0.0%  3.1%  2.8%  6.0%  17.0%  20.5%  35.8%  40.4%  28.6%  18.9%  1.1%  0.0%  0.0%  0.0%  PP Conv. Pref.  0.0%  0.0%  3.3%  0.0%  0.6%  5.2%  1.3%  6.9%  22.1%  20.3%  32.5%  80.7%  0.0%  0.0%  0.0%

 5.0  0.0  15.0  10.0  20.0  30.0  25.0  35.0  40.0  45.0  50.0  60.0  55.0  65.0  $bn  70.0  1/2011  11/2012  10/2014  8/2016  7/2018  5/2020  4/2022  6  Source: EPFR.  MLP Market Update  MLP Dedicated Fund Flows Continue to Trend Negative  A Fundamental Shift in Investor Sentiment Surrounding MLPs is Unmistakable, with Capital Leaving Rather than Entering the Space  $17.7bn  $17.5bn  $35.3bn  MLP Open End Fund Flows MLP Passive Fund Flows Aggregate Observable Active & Passive MLP Dedicated Fund Flows  2017 – 2022YTD  1/2017 10/2017 7/2018 4/2019 1/2020 10/2020 7/2021 4/2022  ($0.2bn)  ($9.5bn)  ($9.8n)  $bn  10.0  5.0  0.0  (5.0)  (10.0)  (15.0)  2017  $309mn  2016  $3.2bn  2015  ($1.3bn)  2014  $11.4bn  2013  $10.3bn  2012  $2.3bn  2011  $1.4bn  Total Annual MLP Flows:  2018  ($1.3bn)  2019 (2.8bn)  2020  ($3.9bn)  2021  ($2.1bn)

MLP Market Update

Many Sponsors Have Restructured Their MLPs Given the Challenging Environment

Across the entire midstream universe, parents have been reassessing the merits of maintaining an MLP with 46 MLP take privates since 2011

MLP Take Private Transactions Since 2011[1]

Year	Count	Transactions (Buyer (Target))
2011	1	EPD (DEP)
2013	2	PXD (PSE); PAA (PNG)
2014	4	KMI (EPB); KMI (KMR); KMI (KMP); EPD (OILT)
2015	2	TLLP (QEPM); WNR (NTI)
2016	3	SEMG (RRMS); RIG (RIGP); TRP (CPPL)
2017	5	ENB (MEP); OKE (OKS); VTTI B.V. (VTTI); WPO (WPT); ETP (PTXP)
2018	16	EQM (RMP); LNG (CQH); WMB (WPZ); ENB (ENF); ENB (EEQ); ArcLight (TLP); VLO (VLP); AROC (APLP); L (BWP); ENB (SEP); ENB (EEP); CVI (CVRR); ETE (ETP); D (DM); ETRN (EQGP); ArcLight (AMID)
2019	3	SXC (SXCP); UGI (APU); BX (TGE)
2020	4	ETRN (EQM); CNX (CNXM); TRP (TCP); CEIX (CCR)
2021	3	CVX (NBLX); PSX (PSXP); BP (BPMP)
2022	4	Ergon (BKEP); Hartree (SRLP); FANG (RTLR); SHEL (SHLX)*

* Public offer has been made but a definitive agreement has not been announced

Source: Dealogic and company disclosures.
Note: Based on timing of announcement. No relevant transaction available for 2012.
(1) Buyer / (Target)

7

 SIRE Situation Overview

 8  Source:  Company disclosure and FactSet as of July 1, 2022.  SIRE Situation Overview  Historical Trading Performance  Distribution Yield (Last Five Years)  0.0%  Jul-17 Jul-18  EV / LTM EBITDA (Last Five Years)  5.0%  10.0%  15.0%  20.0%  Jul-19  Jul-20  Jul-21  Jul-22  6.0x  3.0x  0.0x  15.0x  12.0x  9.0x  Jul-17 Jul-18  Jul-19  Jul-20  Jul-21  Jul-22  SIRE suspended its distribution from August 2020 through October 2021  7.8x  SIRE currently trades at an 11.2% distribution yield  11.2%

SIRE Situation Overview

Historical Unit Price and Volume

SIRE's unit price has recovered to pre-COVID levels but remains lower than long-term historical levels



$/Unit
Units/Day ('000s)
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
400
350
300
250
200
150
100
50
0
Jul-17
Jul-18
Jul-19
Jul-20
Jul-21
Jul-22
$17.78
5/10/19 – SIRE cuts distribution from $0.567 to $0.34 per quarter
1/23/20 – Quarantine of Wuhan announced
8/3/20 – SIRE suspends quarterly distributions
10/29/21 – SIRE reinstates quarterly distribution at $0.34/unit
11/20/21 – SISE announces acquisition of 60% of Sisecam Resources Corporation
1/27/22 – SIRE announces quarterly distribution increase to $0.65/unit
4/29/22 – SIRE announces quarterly distribution decrease to $0.50/unit
Volume
Sisecam Resources LP

9

Source: Company filings and Factset as of July 1, 2022.

 Last Five Years  SIRE has underperformed its soda ash peers  10  SIRE Situation Overview  Unit Price Performance  (100%)  (75%)  (50%)  (25%)  0%  25%  50%  Jul-17  Jul-18  Jul-19  Jul-20  Jul-21  Jul-22  SIRE  Refined Products & Crude MLPs  Soda Ash Peers  Gathering & Processing MLPs  Small-Cap MLPs  Wholesale Distribution MLPs  Large-Cap MLPs  (21.2%)  (32.5%)  (35.1%)  (59.4%)  (45.8%)  (0.3%)  (1.8%)  Source: Company filings and Factset as of July 1, 2022.  Note: Soda Ash Peers includes: TROX, CMP, CC, OLN, SLCA, GEL, Tata Chemicals Limited; Small-Cap MLPs includes: MMLP, USDP, SNMP, SRLP and GPP; Large Cap MLPs includes: ET, EPD, MPLX and PAA; Refined Products & Crude MLPs includes: MMP, NS, GEL, NGL, HEP, DKL, PBFX and MMLP; Gathering & Processing MLPs includes WES, DCP, HESM, CEQP, SMLP, SNMP; Wholesale Distribution MLPs includes: SUN, GLP, CAPL and SRLP.

 11  Peer Benchmarking  SIRE Situation Overview  Current Distribution Yield  LP DCF Yield 2022E  EV / 2022E EBITDA  Coverage 2022E  11.2%  8.5%  9.5%  8.4%  6.4%  5.3%  0.0%  5.0%  10.0%  15.0%  Sisecam  Resources LP  Distribution  Diversified MLPs  Products &  Processing MLPs  Resources LP  Products &  Processing MLPsDiversified MLPs  Distribution  MLPs  Crude MLPs  Crude MLPs  MLPs  Small-Cap MLPs  Wholesale  Large-Cap  Refined  Gathering &  15.4%  19.7%  33.7%  30.9%  18.4%  14.1%  0.0%  15.0%  30.0%  45.0%  Sisecam  Small-Cap MLPs  Refined  Gathering &  Large-Cap  Wholesale  6.0x  7.0x  6.4x  8.8x  8.7x  8.6x  8.3x  0.0x  3.0x  6.0x  9.0x  12.0x  Sisecam Soda Ash  Resources LP Peers  Small-Cap MLPs  Large-Cap Diversified MLPs  Refined Products & Crude MLPs  Wholesale Distribution MLPs  Gathering & Processing MLPs  1.06x  1.99x  2.44x  1.95x  1.95x  1.57x  0.00x  1.00x  2.00x  3.00x  Sisecam  Resources LP  Small-Cap MLPs  Gathering & Large-Cap  Processing MLPsDiversified MLPs  Refined Products & Crude MLPs  Wholesale Distribution MLPs  Source: Note:  Company filings and Factset as of July 1, 2022.  Soda Ash Peers includes: TROX, CMP, CC, OLN, SLCA, GEL, Tata Chemicals Limited; Small-Cap MLPs includes: MMLP, USDP, SNMP, SRLP and GPP; Large Cap MLPs includes: ET, EPD, MPLX and PAA; Refined Products & Crude MLPs includes: MMP, NS, GEL, NGL, HEP, DKL, PBFX and MMLP; Gathering & Processing MLPs includes WES, DCP, HESM, CEQP, SMLP, SNMP; Wholesale Distribution MLPs includes: SUN, GLP, CAPL and SRLP.  Based on distribution per unit projections developed prior to the distribution cut on 4/29/22.  (1)  (1)

 SIRE Take Private Analysis

 12  Source:  Company materials, company disclosures and FactSet as of July 1, 2022.  SIRE Take Private Analysis  Analysis at Various Prices   Current    Illustrative Premium to Current Price   Illustrative Unit Price  $17.78  $16.89 $17.78 $18.67 $19.56 $20.45  $21.34  $22.23  Premium / (Discount) to: Current:  $17.78  0.0%  (5.0%) 0.0% 5.0% 10.0% 15.0%  20.0%  25.0%  52-Week High:  $22.75  (21.8%)  (25.8%) (21.8%) (17.9%) (14.0%) (10.1%)  (6.2%)  (2.3%)  52-Week Low:  $12.13  46.6%  39.2% 46.6% 53.9% 61.2% 68.6%  75.9%  83.2%  10-Day VWAP:  $17.23  3.2%  (1.9%) 3.2% 8.4% 13.5% 18.7%  23.9%  29.0%  30-Day VWAP:  $17.92  (0.8%)  (5.7%) (0.8%) 4.2% 9.1% 14.1%  19.1%  24.0%  60-Day VWAP:  $18.71  (4.9%)  (9.7%) (4.9%) (0.2%) 4.6% 9.3%  14.1%  18.8%  Total Return Since IPO (Sept. 13, 2013)  83%  74% 83% 92% 101% 110%  119%  128%  LP Units Outstanding (MM)  19.8  19.8 19.8 19.8 19.8 19.8  19.8  19.8  SIRE LP Equity Value (51% of Sisecam Wyoming)  $352  $334 $352 $370 $387 $405  $422  $440  Minority Interest (49% of Sisecam Wyoming)  $338  $338 $338 $338 $338 $338  $338  $338  Illustrative GP Value  $7  $7 $7 $7 $7 $7  $7  $7  Total Equity Value  $697  $680 $697 $715 $733 $750  $768  $785  Net Debt (incl. pension liabilities)  180  180 180 180 180 180  180  180  Enterprise Value (100% Interest)  $877  $860 $877 $895 $913 $930  $948  $965  Less: Minority Interest  (338)  (338) (338) (338) (338) (338)  (338)  (338)  Less: CWHC's Equity Interest in CINR  (266)  (253) (266) (279) (292) (305)  (318)  (330)  Illustrative Equity Purchase Price (26.0% Public Float)  $93  $89 $93 $98 $103 $107  $112  $117  Valuation Metrics  Metric  Multiples  Multiples  EV / 2022E EBITDA  $146  6.0x  5.9x 6.0x 6.1x 6.3x 6.4x  6.5x  6.6x  Current Distribution Yield  2.00  11.2%  11.8% 11.2% 10.7% 10.2% 9.8%  9.4%  9.0%  2022E LP DCF Yield  2.73  15.4%  16.2% 15.4% 14.6% 14.0% 13.4%  12.8%  12.3%  Credit Metrics  Net Debt (incl. pension liabilities) / LTM EBITDA  $180  1.6x  1.6x  Credit Ratings (Moody's / S&P)  NR / NR  NR / NR

 SIRE Take Private Analysis  Illustrative Transaction Cash Savings  Source:  Company filings and FactSet as of July 1, 2022.  Total Annual Cash Flow (Net) $8.1 $7.8 $7.6 $7.4 $7.1 $6.9 $6.7  13  Take Private Savings   100% Cash    Illustrative Premium    (5%) 0% 5% 10% 15% 20% 25%   SIRE Publicly Held Units 5.2  Current Annualized SIRE Distribution Per Unit $2.00  Annual Distributions Paid to Public SIRE Unitholders $10.5  Cash Purchase Price $89 $93 $98 $103 $107 $112 $117  Illustrative Cost of Debt 5.00% 5.00% 5.00% 5.00% 5.00% 5.00% 5.00%  Incremental Annual Cost of Cash $4.4 $4.7 $4.9 $5.1 $5.4 $5.6 $5.8  Annual Distributions Paid to Public SIRE Unitholders $10.5  (-) Total Take Private Financing (4.4) (4.7) (4.9) (5.1)  (+) Illustrative Transaction Synergies 2 2 2 2  (5.4)  (5.6)  (5.8)  2 2 2   Take Private Financing    Cash Flow (Net)    Public Distributions   A take private transaction could unlock ~$10MM or more of cash flow per year  ($ millions, except per unit amounts)

SIRE Take Private Analysis

Premiums Paid in Selected Precedent MLP Take Privates

While third-party M&A transactions require a control premium, affiliate take private transactions where a small minority exits the investment typically require lower premiums; since 2015 mean and median premiums of MLP take private transactions have been 12.5% and 10.7%, respectively

						Premium / (Discount) to:		
	Announcement	Acquiror	Target	Consideration	Deal Size(1)	Unaffected Price(2)	30-Day VWAP(2)	10-Deal Moving Median
1	6/2/2022	Hartree Partners LP	Sprague Resources LP	Cash	$127	24.3%	38.8%	17.0%
2	5/16/2022	Diamondback Energy, Inc.	Rattler Midstream LP	Stock	575	17.3%	8.7%	17.0%
3	4/22/2022	Ergon, Inc.	BlueKnight Energy Partners LP	Cash	301	51.5%	46.8%	16.5%
4	12/20/2021	bp p.l.c.	BP Midstream Partners LP	Stock	723	16.2%	8.1%	14.9%
5	10/27/2021	Phillips 66	Phillips 66 Partners LP	Stock	3,485	4.8%	10.9%	11.4%
6	3/5/2021	Chevron Corporation	Noble Midstream Partners LP	Stock	494	16.7%	23.5%	11.4%
7	12/15/2020	TC Energy Corporation	TC PipeLines, LP	Stock	1,678	19.5%	9.4%	7.9%
8	10/23/2020	CONSOL Energy Inc	CONSOL Coal Resources LP	Stock	34	2.7%	(2.1%)	7.1%
9	7/27/2020	CNX Resources Corporation	CNX Midstream Partners LP	Stock	356	28.1%	16.1%	7.1%
10	2/27/2020	Equitrans Midstream Corp.	EQM Midstream Partners LP	Stock	2,283	(1.5%)	(11.2%)	6.3%
11	12/16/2019	Blackstone	Tallgrass Energy LP	Cash	3,535	56.4%	22.7%	6.5%
12	4/2/2019	UGI Corporation	AmeriGas Partners, L.P.	Mixed	2,444	13.5%	22.0%	6.5%
13	3/18/2019	ArcLight Capital Partners	American Midstream Partners, LP	Cash	204	(8.7%)	(16.3%)	6.5%
14	2/5/2019	SunCoke Energy, Inc.	SunCoke Energy Partners LP	Stock	271	9.3%	29.1%	7.1%
15	11/26/2018	ArcLight Capital Partners	TransMontaigne Partners L.P.	Cash	535	6.5%	9.2%	7.1%
16	11/26/2018	Dominion Energy Inc	Dominion Energy Midstream Partners LP	Stock	912	2.2%	11.7%	9.4%
17	11/8/2018	Western Gas Equity Partners, LP	Western Gas Partners, LP	Stock	5,056	7.6%	13.9%	10.9%
18	10/22/2018	EnLink Midstream LLC	EnLink Midstream Partners, L.P.	Stock	4,883	1.1%	(0.6%)	10.9%
19	10/18/2018	Valero Energy Corporation	Valero Energy Partners LP	Cash	951	6.0%	11.8%	10.9%
20	10/9/2018	Antero Midstream Corp.	Antero Midstream Partners LP	Mixed	2,768	6.5%	5.9%	12.6%
21	9/18/2018	Enbridge Inc.	Enbridge Income Fund Holdings Inc.	Mixed	3,603	17.4%	(7.9%)	12.6%
22	9/18/2018	Enbridge Inc.	Enbridge Energy Management, L.L.C.	Stock	1,000	21.7%	34.1%	10.9%
23	9/18/2018	Enbridge Inc.	Enbridge Energy Partners, L.P.	Stock	3,442	13.9%	15.9%	10.9%
24	8/24/2018	Enbridge Inc.	Spectra Energy Partners, LP	Stock	3,276	20.8%	18.6%	8.6%
25	8/2/2018	Energy Transfer Equity	Energy Transfer Partners, L.P.	Stock	26,856	11.2%	19.2%	6.4%
26	6/19/2018	Cheniere Energy, Inc.	Cheniere Energy Partners	Stock	580	10.7%	12.2%	6.4%
27	5/17/2018	Williams Companies, Inc.	Williams Partners, L.P.	Stock	10,427	6.4%	12.7%	6.2%
28	3/26/2018	Tallgrass Energy LP	Tallgrass Energy Partners LP	Stock	1,685	0.6%	(9.5%)	6.2%
29	1/2/2018	Archrock Inc.	Archrock Partners LP	Stock	607	23.4%	28.0%	6.2%
30	11/8/2017	Delek US Holdings Inc	Alon USA Partners LP	Stock	159	2.0%	11.5%	6.2%
31	8/14/2017	Andeavor Logistics LP	Western Refining Logistics, LP	Stock	733	6.4%	(0.1%)	7.3%
32	6/20/2017	Energy Transfer Partners	Penntex Midstream Partners LP	Cash	277	20.1%	19.9%	9.6%
33	6/2/2017	World Point Terminals, Inc.	World Point Terminals LP	Cash	444	5.8%	3.4%	9.6%
34	5/8/2017	VTTI B.V.	VTTI Energy Partners LP	Cash	471	6.0%	6.5%	NA
35	2/1/2017	ONEOK, Inc.	ONEOK Partners, L.P.	Stock	9,310	25.8%	22.3%	NA
36	1/27/2017	Enbridge Inc.	Midcoast Energy Partners LP	Cash	83	(8.6%)	4.4%	NA
37	11/1/2016	TC Energy Corporation	Columbia Pipeline Partners LP	Cash	915	11.1%	17.0%	NA
38	5/31/2016	SemGroup Corporation	Rose Rock Midstream, L.P.	Stock	387	0.0%	26.6%	NA
39	12/21/2015	Western Refining, Inc.	Northern Tier Energy LP	Mixed	1,506	8.2%	8.7%	NA
40	11/3/2015	Targa Resources Corp.	Targa Resources Partners LP	Stock	6,083	18.4%	16.1%	NA
41	5/6/2015	Crestwood Equity Partners LP	Crestwood Midstream Partners LP	Stock	3,002	17.2%	20.9%	NA
42	4/6/2015	Tesoro Logistics LP	QEP Midstream Partners LP	Stock	382	7.2%	5.6%	NA
43	1/26/2015	Energy Transfer Partners, L.P.	Regency Energy Partners LP	Mixed	8,668	13.2%	16.4%	0.0%

	Unaffected Price	30-Day VWAP
Overall Summary		
Mean	12.5%	13.0%
Median	10.7%	12.2%
Publicly Negotiated Summary		
Mean	13.7%	11.1%
Median	10.9%	11.9%
Privately Negotiated Summary		
Mean	8.9%	11.8%
Median	6.8%	13.3%

Publicly Negotiated

Source: *Company filings.*
(1) *Deal size calculated as equity purchase price of publicly-held units.*
(2) *Premium / (Discount) calculated as total consideration paid per unit relative to the price or VWAP for the Target on the unaffected date. Unaffected date is the date of the last full trading period immediately prior to the public announcement of a definitive agreement for privately negotiated transactions and the full trading period immediately prior to the initial public offer for publicly negotiated transactions.*

14

SIRE Take Private Analysis
SIRE Organizational Chart

SIRE can be taken private via a tender offer up to the limited call right at 80% or through a negotiated merger, both typically requiring a conflicts committee process; SCR can vote its shares in favor of a negotiated merger agreement



Turkiye Is Bankasi
51%
Türkiye Şişe ve Cam Fabrikaları A.Ş.
100%
Sisecam Chemical USA Inc.
60%
Akkan Enerji Ve Madencilik A.S.
100%
KEW Soda Ltd.
100%
WE Soda Ltd.
100%
Ciner Enterprises Inc.
40%
Sisecam Chemicals Resources LLC
100%
Sisecam Chemicals Wyoming LLC
100%
72% LP
Natural Resource Partners LP
100%
NRP Trona LLC
49%
Public
26% LP
Sisecam Resource Partners LLC
2% GP
Sisecam Resources LP
51%
Sisecam Wyoming LLC

SIRE Ownership

Unitholder	Voting Units Held	% of Voting Units	Market Value ($MM)
Goldman Sachs & Co. LLC (Private Banking)	620,905	3.1%	$11
Fidelity Management & Research Co. LLC	217,809	1.1%	4
JPMorgan Securities LLC (Investment Management)	165,144	0.8%	3
Sphinx Trading LP	100,000	0.5%	2
Acadian Asset Management LLC	52,539	0.3%	1
Credit Suisse Gestion SGIIC SA	36,334	0.2%	1
Rockefeller & Co. LLC	25,643	0.1%	0
FIAM LLC	25,000	0.1%	0
Equitec Proprietary Markets LLC	22,416	0.1%	0
Shapiro Capital Management LLC	15,763	0.1%	0
Merrill Lynch, Pierce, Fenner & Smith, Inc. (Invt Mgmt)	4,375	0.0%	0
BNP Paribas Arbitrage SNC	3,777	0.0%	0
Securities America Advisors, Inc.	2,948	0.0%	0
National Bank Financial, Inc.	2,000	0.0%	0
UBS Securities LLC	679	0.0%	0
Wells Fargo Clearing Services LLC	301	0.0%	0
Benjamin F. Edwards & Co., Inc.	200	0.0%	0
Rise Advisors LLC	105	0.0%	0
Morgan Stanley & Co. LLC	100	0.0%	0
Morgan Stanley Investment Management, Inc.	100	0.0%	0
Top 20 Unitholders	**1,296,138**	**6.5%**	**$23**
Public LP Unit Total	**5,248,791**	**26.0%**	**$93**
SWHC Controlled LP Units	**14,551,000**	**72.0%**	**$259**
GP Units	**399,000**	**2.0%**	
Total LP & GP Ownership	**20,198,791**	**100.0%**	**$352**

15

Source: Company disclosures and FactSet as of July 1, 2022.

 Take Private Process Overview

 16  Take Private Process Overview  Execution Methods  Description  Benefits  Considerations  Take private could be structured as a negotiated merger  SCR negotiates directly with SIRE Conflicts Committee (either publicly or privately)  Potentially greater deal certainty  Potentially requires higher premium to ensure success of the tender  Substantial market precedent  Longer statutory time table absent process delays  Negotiated Merger Tender Offer  Take private could be structured as a tender offer followed by the exercise of the limited call right  Most precedents have included a negotiation with Conflicts Committee to solicit board support  Shorter statutory timetable absent process delays  No back-end unitholder vote required if the limited call threshold (80%) is reached. Note that the tender basically acts like a unitholder vote and approval of the transaction  Possibility of a failed tender offer if premium is not accepted by market  Limited market precedent  Most MLP take privates have been executed through a negotiated merger; typically a negotiated merger has a longer statutory time table, however, a  tender offer may introduce execution risk if the price is not accepted by enough unit holders  Premium  Certainty  Execution Certainty  Shorter Statutory Timing  Available Precedents  Fuller moon means more benefit to the process

 17  Take Private Process Overview  Illustrative Take Private Process Overview – Negotiated Merger  Initial Phase (~4 weeks)  SCR, together with its advisors, evaluate the merits of potential SIRE take private transaction  SCR and its advisors formulate and present take private proposals and summary evaluation materials  Upon SCR Board approval, SCR submits take private proposals to the SIRE Conflicts Committee, which the SIRE Board authorizes to review, evaluate and negotiate the proposed transaction on behalf of unaffiliated unitholders  SCR may choose to make a public approach; if private, SIRE may choose to publicly disclose the initial take private proposal  SIRE Conflicts Committee determines whether the proposal merits formal review and engages an independent advisor  The Conflicts Committee’s advisor reviews background to transaction, strategic alternatives and management forecasts and prepares preliminary evaluation materials  Negotiations (~4-6 weeks)  SCR and SIRE Conflicts Committee negotiate the terms and conditions of the potential take private transaction  SIRE Conflicts Committee may seek a revised offer price and/or negotiate the terms and conditions of the proposal  Execution  (~14 weeks)  SIRE Conflicts Committee recommends revised proposal (if consistent with the exercise of their duties) and SIRE and SCR approve the definitive agreement  Press release announcing agreement of take private transaction  Parties draft SIRE merger proxy / information statement and file with the SEC  Once declared effective, SIRE schedules a unitholder meeting to approve the transaction (if required)  Approval requires the affirmative vote or written consent of a Unit Majority of all outstanding LP units, voting as a single class, including units owned by SCR and its affiliates (SCR would provide its written consent in favor of the merger)  Transaction closing upon SIRE unitholder and regulatory approval  Below is an illustrative take private transaction process involving SCR and the Conflicts Committee of SIRE. Every Conflicts Committee Process is unique based on the circumstances and the Conflicts Committee may determine it is not in the best interests of the public unitholders to move forward with any transaction  Note: Subject to legal counsel review.  Total: ~22-24 weeks

 18  Transaction Execution Timeline  (1) Both options assume customary SEC review periods.  Take Private Process Overview  Parent notifies GP Board of  potential tender offer  GP Board engages Conflicts Committee  Conflicts Committee engages outside financial and legal advisors and commences diligence  Parent files Schedule TO (Offer to Purchase) and Schedule 13E- 3 (if required) and MLP files Schedule 14D-9  Mail tender offer materials to public unitholders and provides notice through WSJ  Conflicts committee’s recommendation to public unitholders with respect to the tender offer is included in the offering materials  Tender offer closes (20 business days following commencement, absent significant SEC Staff comments)  Parent notifies MLP’s transfer agent that GP intends to exercise call right under MLP’s partnership agreement 10 days later  Parent closes exercise of call right (10 days after notice to MLP’s transfer agent)  0  2  4  6  8  10  12  14  16  18  20  22  24  Week  Parent evaluates potential transaction  Parent develops initial offer  Parent notifies GP board of potential merger  GP board delegates authority to Conflicts committee to review, negotiate and recommend the potential merger to MLP unitholders  Conflicts Committee engages outside financial and legal advisors  Parties begin negotiating Merger Agreement and deal terms  Sign Merger Agreement  Issue press release  File Form 8-K  Prepare and file Schedule 14A (Proxy / Information Statement), Schedule 13E-3 (if required)  Receive SEC comments on Schedule 14A (and Schedule 13E-3 if required)  SEC review and comment responses completed  Print and mail proxy / information statement to MLP unitholders (if needed)  MLP unitholder meeting (if needed)  Close merger  Tender Offer and Exercise of Limited Call Right (1)  Merger Agreement (1)  Most MLP take privates have been executed through a negotiated merger; typically a negotiated merger has a longer statutory time table, however, a tender offer may introduce execution risk if the price is not accepted by enough unit holders  Parent evaluates potential transaction  Parent develops initial offer

 Appendix

 Source: Note: (1)  (2)  (3)  (4)  Company filings, Wall Street Research and FactSet.  Includes selected public MLP take private transactions since 2015. Excludes transactions completed with a tender offer. Values in USD. Based on consideration paid to unaffiliated unitholders.  Reflects initial public proposal from Chevron Corporation. A definitive agreement has not been reached. Accounts for units owned by management pledged to vote in favor of merger.  Accounts for units owned by CEQP and Crestwood Holdings LLC.  Appendix  Negotiated Merger Timing and Vote Analysis in Selected Precedent MLP Take Privates  19  Publicly Negotiated  2  TBD  5/16/2022  TBD  TBD  TBD  Diamondback Energy, Inc.  Rattler Midstream LP  575  100% Stock  26%      X  3  10/8/2021  4/22/2022  TBD  196  TBD  Ergon, Inc.  BlueKnight Energy Partners  LP  301  100% Cash  68%     X  X  4  8/5/2021  12/20/2021  4/5/2022  137  243  bp p.l.c.  BP Midstream Partners LP  723  100% Stock  46%       X  5  4/6/2021  10/27/2021  3/9/2022  204  337  Phillips 66  Phillips 66 Partners  3,450  100% Stock  34%      X  6  2/5/2021  3/5/2021  5/11/2021  28  95  Chevron Corporation  Noble Midstream Partners LP  494  100% Stock  37%      X  7  8/18/2020  10/23/2020  12/30/2020  66  134  CONSOL Energy Inc  CONSOL Coal Resources LP  34  100% Stock  39%      X  8  10/5/2020  12/15/2020  3/3/2021  71  149  TC Energy Corporation  TC PipeLines, LP  1,678  100% Stock  76%    X  X  9  6/16/2020  7/27/2020  9/28/2020  41  104  CNX Resources Corporation  CNX Midstream Partners LP  356  100% Stock  47%      X  10  2/3/2020  2/27/2020  6/17/2020  24  135  Equitrans Midstream Corp.  EQM Midstream Partners LP  2,283  100% Stock  46%    X  X  11  8/27/2019  12/16/2019  4/17/2020  111  234  Blackstone  Tallgrass Energy LP  3,535  100% Cash  56%    X  X  12  1/28/2019  4/2/2019  8/21/2019  64  205  UGI Corporation  AmeriGas Partners LP  2,444  78% Stock  22% Cash  74%    X  X  13  9/27/2018  3/18/2019  7/23/2019  172  299  ArcLight Capital Partners  American Midstream Partners, LP  204  100% Cash  72%      X  14  11/28/2018  2/5/2019  6/28/2019  69  212  SunCoke Energy, Inc.  SunCoke Energy Partners LP  271  100% Stock  38%      X  15  7/11/2018  11/26/2018  2/26/2019  138  230  ArcLight Capital Partners  TransMontaigne Partners L  .P.  535  100% Cash  80%     X  X  16  9/19/2018  11/26/2018  1/28/2019  68  131  Dominion Energy Inc  Dominion Energy Midstream Partners LP  912  100% Stock  39%       X  17  10/30/2018  11/8/2018  2/28/2019  9  121  Western Gas Equity Partners, LP  Western Gas Partners, LP  5,056  100% Stock  60%    X  X  18  9/19/2018  10/22/2018  1/25/2019  33  128  EnLink Midstream LLC  EnLink Midstream Partners, L.P.  4,883  100% Stock  75%      X  19  9/22/2018  10/18/2018  1/10/2019  26  110  Valero Energy Corporation  Valero Energy Partners LP  951  100% Cash  33%      X  20  6/8/2018  10/9/2018  3/12/2019  123  277  Antero Midstream Corp.  Antero Midstream Partners LP  2,682  90% Stock  10% Cash  47%      X    21  5/17/2018  9/18/2018  12/20/2018  124  217  Enbridge Inc.  Enbridge Energy Partners, L.P.  3,442  100% Stock  67%      X  X  22  5/17/2018  9/18/2018  12/20/2018  124  217  Enbridge Inc.  Enbridge Energy Management, L.L.C.  1,000  100% Stock  88%      X  X  23  5/17/2018  9/17/2018  11/8/2018  123  175  Enbridge Inc.  Enbridge Income Fund Holdings Inc.  3,603  98% Stock  2% Cash  80%      X  X  24  5/17/2018  8/24/2018  12/17/2018  99  214  Enbridge Inc.  Spectra Energy Partners, LP  3,276  100% Stock  17%      X   Overall Number   41 41 18 4   Overall Summary   Mean 71 170  Median 56 148   Publicly Negotiated Summary   Mean  99  194  Median  105  214   Privately Negotiated Summary    Publicly Negotiated Number   16 16 6 2   Privately Negotiated Number   Mean  52  155  25  25  12  2  Median  33  135  Date of  Initial Offer  Date of Def.  Agreement  Date of  Close  Days from Initial Offer  to Defnitive Agreement  Days from Initial  Offer to Close  Parent  MLP  Deal Size  ($MM)  Consideration  Public Economic  Ownership  Conflicts Committee Majority Vote  Formed Required  Written Consent Only Majority of  (Majority Owned by Parent) Minority Vote  1  1/11/2022  6/2/2022  TBD  142  TBD  Hartree Partners LP  Sprague Resources LP  $127  100% Cash  26%     X  25  7/24/2018  8/2/2018  10/19/2018  9  87  Energy Transfer Equity  Energy Transfer Partners, L.P.  26,856  100% Unit  98%    X    26  5/16/2018  6/19/2018  9/20/2018  34  127  Cheniere Energy, Inc.  Cheniere Energy Partners  580  100% Stock  8%      X  27  4/14/2018  5/17/2018  8/10/2018  33  118  Williams Companies, Inc.  Williams Partners, L.P.  10,671  100% Stock  26%      X  28  2/21/2018  3/26/2018  6/30/2018  33  129  Tallgrass Energy LP  Tallgrass Energy Partners LP  1,685  100% Stock  65%    X  X  29  11/29/2017  1/2/2018  4/26/2018  34  148  Archrock Inc.  Archrock Partners LP  607  100% Stock  59% (3)   X X  30  10/16/2017  11/8/2017  2/7/2018  23  114  Delek US Holdings Inc  Alon USA Partners LP  159  100% Stock  18%      X  31  7/20/2017  8/14/2017  10/30/2017  25  102  Andeavor Logistics LP  Western Refining Logistics, LP  733  100% Stock  48%    X  X  32  3/2/2017  5/8/2017  9/15/2017  67  197  VTTI B.V.  VTTI Energy Partners LP  471  100% Cash  53%    X    33  1/24/2017  2/1/2017  6/30/2017  8  157  ONEOK, Inc.  ONEOK Partners, L.P.  6,122  100% Stock  60%    X  X  34  12/5/2016  1/27/2017  4/27/2017  53  143  Enbridge Inc.  Midcoast Energy Partners LP  83  100% Cash  46%      X  35  9/26/2016  11/1/2016  2/17/2017  36  144  TC Energy Corporation  Columbia Pipeline Partners LP  915  100% Cash  53%    X    36  5/6/2016  5/31/2016  9/30/2016  25  147  SemGroup Corporation  Rose Rock Midstream, L.P.  387  100% Stock  44%      X  37  9/24/2015  11/3/2015  2/17/2016  40  146  Targa Resources Corp.  Targa Resources Partners LP  6,083  100% Stock  91%    X  X  38 10/23/2015 12/21/2015 6/23/2016 59 244 Western Refining, Inc. Northern Tier Energy LP 1,506 35% Stock 62%   X X  65% Cash  39  4/17/2015  5/6/2015  9/30/2015  19  166  Crestwood Equity Partners LP  Crestwood Midstream Partners LP  3,002  100% Stock  85%(4)    X X  40  12/2/2014  4/6/2015  7/22/2015  125  232  Tesoro Logistics LP  QEP Midstream Partners LP  382  100% Stock  43%    X X  41  1/16/2015  1/26/2015  4/30/2015  10  104  Energy Transfer Partners, L.P.  Regency Energy Partners LP  8,668  99% Stock  1% Cash  77%   X X

Appendix
Tender Offer Precedents

Select Precedents

Date Announced	Parent	MLP	Market Cap Prior to Announcement ($MM)	Transaction Close Date	Tender Days to Close	Tender Deal Size ($MM)	Tender Consideration	Tender Premium	Conflicts Committee	Board Approval	Parent Ownership Before Tender	Parent Ownership After Tender	Limited Right Size ($MM)	Limited Call Right Consideration	Limited Call Right Exercise Premium [1]
5/29/2018	CVR Energy	CVR refining	$3,262	1/28/2019	167	$1,027	$27.63 (CVI Shares)	25.0%	✗	✗	69.8%	84.5%	$241	$10.50 (Cash)	(3.9%)
6/2/2017	World Point Terminals, Inc.	World Point Terminals, LP	$690	6/20/2017	13	$159	$17.30 (Cash)	5.8%	✓	✓	73.6%	91.2%	$53	$17.30 (Cash)	0.1%
5/18/2017	Energy Transfer	PennTex Midstream Partners	$598	6/30/2017	31	$414	$20.00 (Cash)	20.1%	✓	✓	32.4%	92.0%	$33	$20.00 (Cash)	0.2%

SIRE: Right to Acquire Limited Partner Interests

"Notwithstanding any other provision of this Agreement, if at any time the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class then Outstanding, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership, beneficial owners or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three Business Days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed."

20

Source: Company filings, Wall Street Research and FactSet.
(1) Calculated as exercise price divided by unit price on day prior to announcement that limited call right would be exercised minus 1.

Appendix  Note:  Company Disclosure.  SIRE Partnership Agreement Excerpts  Section 14.3 Approval by Limited Partners of Merger or Consolidation  (a) Except as provided in Section 14.3(d) and Section 14.3(e), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement or Plan of Conversion, as the case may be, effects an amendment to any provision of this Agreement that, if contained in an amendment to this Agreement adopted pursuant to Article XIII, would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or the Plan of Conversion, as the case may be.  Section 15.1 Right to Acquire Limited Partner Interests  (a) Notwithstanding any other provision of this Agreement, if at any time the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class then Outstanding, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership, beneficial owners or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three Business Days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.  Unit Majority Definition  “Unit Majority” means (i) during the Subordination Period, at least a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates), voting as a class, and at least a majority of the Outstanding Subordinated Units, voting as a class, and (ii) after the end of the Subordination Period, at least a majority of the Outstanding Common Units.  21